                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

-----------------------------------------------------------------------------------------
                                                   Three Months Ended   Nine Months Ended
  September 30,       September 30,
                                                   ------------------   -----------------
(in millions, except per share amounts)              2000       1999     2000      1999
-----------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE (EPS) (1)
Earnings available for common stock                 $ 225      $ 185     $ 753     $ 538
                                                   ========   ========  ========  ========
Average common shares outstanding                     362        367       361       369
                                                   ========   ========  ========  ========
Basic EPS                                           $ .62      $ .50     $2.09     $1.46
                                                   ========   ========  ========  ========

DILUTED EARNINGS PER SHARE (EPS) (1)

Earnings available for common stock                 $ 225      $ 185     $ 753     $ 538
                                                   ========   ========  ========  ========

Average common shares outstanding                     362        367       361       369
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)               3          1         2         1
                                                   --------   --------  --------  --------
Average common shares outstanding as
  adjusted                                            365        368       363       370
                                                   ========   ========  ========  ========
Diluted EPS                                         $ .62      $ .50     $2.07     $1.45
                                                   ========   ========  ========  ========

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
(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and
Statement of Financial Accounting Standards No. 128.
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